As filed with the Securities and Exchange Commission on September 10, 2021

Registration No. 333-160819

Registration No. 333-165035

Registration No. 333-185290

Registration No. 333-235506

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-160819

FORM S-8 REGISTRATION STATEMENT NO. 333-165035

FORM S-8 REGISTRATION STATEMENT NO. 333-185290

FORM S-8 REGISTRATION STATEMENT NO. 333-235506

UNDER

THE SECURITIES ACT OF 1933

APPLIED MATERIALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-1655526
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3050 Bowers Avenue, P.O. Box 58039, Santa Clara, California 95052-8039

(Address of Principal Executive Offices) (Zip Code)

APPLIED MATERIALS, INC. STOCK PURCHASE PLAN FOR OFFSHORE EMPLOYEES

(Full title of the plan)

Teri A. Little

Senior Vice President, Chief Legal Officer and Corporate Secretary

Applied Materials, Inc.

3050 Bowers Avenue, P.O. Box 58039, Santa Clara, California 95052-8039

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (408) 727-5555

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Effective September 1, 2021, Applied Materials, Inc. (the “Company”) terminated the Applied Materials, Inc. Stock Purchase Plan for Offshore Employees (the “Offshore Plan”) as an independent plan. The Company is filing these Post-Effective Amendments to deregister all shares of its common stock, par value $0.01 per share (“Common Stock”), remaining unissued under the following Registration Statements on Form S-8 filed by the Company with the Securities and Exchange Commission (the “Commission”) pertaining to the registration of shares of Common Stock issuable pursuant to the Offshore Plan:

1.

Registration Statement on Form S-8 filed with the Commission on July 27, 2009 (Registration No. 333-160819) for the registration of 3,000,000 shares of Common Stock issuable pursuant to the Offshore Plan;

2.

Registration Statement on Form S-8 filed with the Commission on February 23, 2010 (Registration No. 333-165035) for the registration of 5,000,000 shares of Common Stock issuable pursuant to the Offshore Plan;

3.

Registration Statement on Form S-8 filed with the Commission on December 5, 2012 (Registration No. 333-185290) for the registration of 15,000,000 shares of Common Stock issuable pursuant to the Offshore Plan; and

4.

Registration Statement on Form S-8 filed with the Commission on December 13, 2019 (Registration No. 333-235506) for the registration of 3,000,000 shares of Common Stock issuable pursuant to the Offshore Plan.

EXHIBIT INDEX

24.1	Power of Attorney (included on the signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on the on the 10th day of September, 2021.

APPLIED MATERIALS, INC.

By:	/s/ Gary E. Dickerson
Gary E. Dickerson President, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

Each of the undersigned directors and officers of Applied Materials, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Gary E. Dickerson, Daniel J. Durn and Teri A. Little and each of them with power to act alone, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to these registration statements together with all schedules and exhibits thereto, and to act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

******

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statements on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gary E. Dickerson	President, Chief Executive Officer and Director (Principal Executive Officer)	September 10, 2021
Gary E. Dickerson

/s/ Daniel J. Durn	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	September 10, 2021
Daniel J. Durn

/s/ Charles W. Read	Corporate Vice President, Corporate Controller and	September 10, 2021
Charles W. Read	Chief Accounting Officer (Principal Accounting Officer)

Signature	Title	Date

/s/ Thomas J. Iannotti	Chairman of the Board	September 10, 2021
Thomas J. Iannotti

/s/ Rani Borkar	Director	September 10, 2021
Rani Borkar

/s/ Judy Bruner	Director	September 10, 2021
Judy Bruner

/s/ Xun Chen	Director	September 10, 2021
Xun Chen

/s/ Aart J. de Geus	Director	September 10, 2021
Aart J. de Geus

/s/ Alexander A. Karsner	Director	September 10, 2021
Alexander A. Karsner

/s/ Adrianna C. Ma	Director	September 10, 2021
Adrianna C. Ma

/s/ Yvonne McGill	Director	September 10, 2021
Yvonne McGill

/s/ Scott A. McGregor	Director	September 10, 2021
Scott A. McGregor